                                                                    EXHIBIT G-26

     PRIORITY OF PAYMENT OBLIGATIONS IN A LIQUIDATION SCENARIO PRE-FINANCING


             PRIORITY OF CENTERPOINT (CORPORATE) PAYMENT OBLIGATIONS

     1. Secured debt, including collateralized pollution control bonds, to the extent of the collateral.

     2. Senior unsecured debt, including bank loans, uncollateralized pollution control bonds, trade payables and other unsecured liabilities.

     3.   ZENS (junior right of payment to all senior indebtedness).

     4. Debentures issued to trusts issuing trust preferred securities (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of CenterPoint's other general unsecured creditors).

     5.   Common stock.

                   PRIORITY OF T&D UTILITY PAYMENT OBLIGATIONS

     1.   First mortgage bonds to the extent of the collateral.

     2. General mortgage bonds and term loan collateralized by general mortgage bonds to the extent of the collateral.

     3.   LLC membership interests.

                      PRIORITY OF GASCO PAYMENT OBLIGATIONS

     1. Senior unsecured debt, including bank lines of credit, trade payables and other unsecured liabilities.

     2. Convertible subordinated debentures (subordinate to all senior indebtedness including leases).

     3. Debentures issued to trust issuing convertible trust preferred securities (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of GasCo's other general unsecured creditors).

     4.   Common stock.

    PRIORITY OF PAYMENT OBLIGATIONS IN A LIQUIDATION SCENARIO POST-FINANCING


             PRIORITY OF CENTERPOINT (CORPORATE) PAYMENT OBLIGATIONS

     1. Senior secured debt, including bank loans and collateralized pollution control bonds, to the extent of the collateral.

     2. Senior unsecured debt, including bank loans in excess of the collateral, uncollateralized pollution control bonds, trade payables and other unsecured liabilities.

     3.   ZENS (junior right of payment to all senior indebtedness).

     4. Debentures issued to trusts issuing trust preferred securities (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of CenterPoint's other general unsecured creditors).

     5.   Common stock.

                   PRIORITY OF T&D UTILITY PAYMENT OBLIGATIONS

     1.   First mortgage bonds to the extent of the collateral.

     2. General mortgage bonds and term loan collateralized by general mortgage bonds to the extent of the collateral.

     3.   LLC membership interests.

                      PRIORITY OF GASCO PAYMENT OBLIGATIONS

     1. Senior unsecured debt, including bank lines of credit, trade payables and other unsecured liabilities

     2. Convertible subordinated debentures (subordinate to all senior indebtedness including leases)

     3. Debentures issued to trust issuing convertible trust preferred securities (subordinate and junior in right of payment to all senior indebtedness and pari passu with obligations to or rights of GasCo's other general unsecured creditors)

     4.   Common stock

         OBLIGATION                  AMOUNT          MATURITY           PRIORITY*                       SECURITY
----------------------------     -------------       ---------    --------------------   -------------------------------------------

CENTERPOINT ENERGY, INC.**

$3.80 billion bank facility      $3.80 billion       June 2005    SENIOR TO THE          SECURED TO THE EXTENT OF THE VALUE OF
                                                                  UNSECURED DEBT OF      TEXAS GENCO STOCK.***
                                                                  PARENT TO THE EXTENT
                                                                  OF THE
                                                                  COLLATERAL.**** DEBT
                                                                  IN EXCESS OF THE
                                                                  VALUE OF THE
                                                                  COLLATERAL IS SENIOR
                                                                  UNSECURED DEBT OF
                                                                  PARENT.

ZENS                             $840 million        September    Junior in right of     Unsecured.
                                                     15, 2029     payment to all
                                                                  senior indebtedness.

Collateralized Pollution         $924 million        Various      Senior secured debt    Debt at the parent level is collateralized
Control Bonds                                                     of Parent.             by First Mortgage Bonds or General Mortgage
                                                                                         Bonds of the T&D Utility, which are
                                                                                         obligations of T&D Utility and secured
                                                                                         by the property of the T&D Utility. Debt
                                                                                         collateralized by First Mortgage Bonds
                                                                                         was incurred by the T&D Utility prior to
                                                                                         the formation of CenterPoint, but became
                                                                                         an obligation of the holding company
                                                                                         under the terms of the underlying
                                                                                         installment payment agreements.

                                                                                         General Mortgage Bonds were first issued
                                                                                         by the T&D Utility in October 2002 in
                                                                                         connection with the refinancing of bank
                                                                                         debt. Under "equal and ratable" security
                                                                                         clauses, the T&D Utility was required to
                                                                                         issue General Mortgage Bonds to secure
                                                                                         some series of Pollution Control Bonds
                                                                                         that originally were unsecured.

         OBLIGATION                  AMOUNT          MATURITY           PRIORITY*                       SECURITY
----------------------------     -------------       ---------    --------------------   -------------------------------------------

Uncollateralized Pollution       $519 million         Various     Senior unsecured       Unsecured. Debt was incurred by the T&D
Control Bonds                                                     debt of Parent.        Utility prior to the formation of
                                                                                         CenterPoint, but became an obligation of
                                                                                         the holding company under the terms of the
                                                                                         underlying installment payment agreements.

Trust Preferred Securities****   $725 million         Various     The obligations of     Unsecured. Trust Preferred Securities
                                                                  the Parent on the      issued by subsidiary trusts prior to the
                                                                  debentures issued to   formation of CenterPoint, but trusts
                                                                  the trust are          became indirect subsidiaries of
                                                                  subordinated and       CenterPoint at the time of the
                                                                  junior in right of     restructuring. In each case, the parent
                                                                  payment to all         company issued subordinated debentures
                                                                  senior indebtedness    to the trusts, the debt service on which
                                                                  of the Parent, and     is the only source of funds available to
                                                                  pari passu with        the trusts to pay distributions on the
                                                                  obligations to other   trust preferred securities. Those
                                                                  general unsecured      subordinated debentures are now the
                                                                  creditors. The         obligations of CenterPoint.
                                                                  Parent has the right
                                                                  in certain
                                                                  circumstances to
                                                                  defer payment of
                                                                  interest on the
                                                                  debentures from time
                                                                  to time.

        T&D UTILITY

First Mortgage Bonds             $302 million        Various      Senior.                Secured by a lien on most assets of the
                                                                                         T&D Utility. Issued by utility beginning
                                                                                         in 1944 to secure indebtedness of an
                                                                                         integrated electric utility. First
                                                                                         Mortgage Bonds have not been issued
                                                                                         since 1995.

Collateralized Term Loan         $1.310 billion      November      Senior.               Secured by a lien on most assets of the
                                                     11, 2005                            T&D Utility that is junior to the lien of
                                                                                         the First Mortgage Bonds. The General
                                                                                         Mortgage Bonds were issued by T&D
                                                                                         Utility November 12, 2002 in connection
                                                                                         with a term loan.

         OBLIGATION                  AMOUNT          MATURITY           PRIORITY*                       SECURITY
----------------------------     -------------       ---------    --------------------   -------------------------------------------
General Mortgage Bonds            $762 million        Various      Senior.                Secured by a lien on most assets of the
                                                                                          T&D Utility that is junior to the lien
                                                                                          of the First Mortgage Bonds. The General
                                                                                          Mortgage Bonds were issued by the T&D
                                                                                          Utility on March 18, 2003.

*     Priority against primary obligor.

**    All obligations of Parent are structurally subordinated to obligations of the subsidiaries.

***   Security will be released when Genco assets divested.

****  The Parent has provided a guarantee of certain payments, but only to the extent that the trust has funds available for such payments.


    TRANSITION BOND COMPANY

Transition Bonds                  $729 million        Various      Senior                 Issued by subsidiary of T&D Utility in
                                                                                          2001 pursuant to Texas Electric
                                                                                          Restructuring Law. Bonds are
                                                                                          non-recourse to the T&D Utility. Secured
                                                                                          by Transition Charge approved by the
                                                                                          Texas Utility Commission.

          GasCo
Synthetic Put Bonds (TERMS)       $140 million        November     Same as other          Unsecured.
                                                      1, 2003      senior unsecured
                                                      (must be     debt of GasCo.
                                                      remarketed
                                                      or
                                                      refinanced)  Same as other          Unsecured.
                                                                   senior unsecured
Debentures/Notes                 $2.222 billion       Various      debt of GasCo.


Bank Facility                    $200 million         March 23,    Same as other          Unsecured.
                                                      2004         senior unsecured
                                                                   debt of GasCo.

         OBLIGATION                  AMOUNT          MATURITY           PRIORITY*                       SECURITY
----------------------------     -------------       ---------    --------------------   -------------------------------------------
Convertible Subordinated          $79 million        March 15,    Subordinated to        Unsecured.
Debentures                                           2012         senior unsecured
                                                                  debt of GasCo.

Trust Preferred Securities****   $0.4 million        2026         The obligations of     Unsecured. The trust preferred
                                                                  the Parent on the      securities were issued by a financing
**** GasCo has provided a                                         subordinated           subsidiary of NorAm Energy Corp. before
guarantee, on a subordinated                                      debentures issued to   its acquisition by CenterPoint's
basis, of certain payments,                                       the trust are          predecessor. NorAm issued convertible
but only to the extent that                                       subordinate and        junior subordinated debentures to the
the trust has funds available                                     junior in right of     trust, the interest payments on which
for such payments.                                                payment to all         are utilized to pay the distributions on
                                                                  senior indebtedness    the trust preferred securities. The
                                                                  and pari passu with    trust preferred securities are
                                                                  obligations to or      convertible into CenterPoint common
                                                                  rights of GasCo's      stock.
                                                                  other unsecured
                                                                  creditors. The
                                                                  Parent has the right
                                                                  in certain
                                                                  circumstances to
                                                                  defer payment of
                                                                  interest on the
                                                                  debentures from time
                                                                  to time.

CenterPoint Energy Gas
 Receivables, LLC

Receivables Facility             $150 million        November     Senior                  Ownership of the receivables.
                                                     14, 2003